Exhibit 10.1

THIS AGREEMENT is made this  29 day of  June 2004

B E T W E E N :

(1)                                           GFI HOLDINGS LIMITED (“the Company”) of GFI House, 9 Hewett Street, London EC2A 3RP; and

(2)                                           RONALD DANIEL LEVI (“the Employee”) of 47 West Heath Drive, London NW11 7QG

together “the Parties”.

1.                                      DEFINITIONS

1.1                                 In this Agreement unless the context otherwise requires:

1.1.1                        “Group” means any company which is from time to time a holding company or parent undertaking of the Company, a subsidiary or subsidiary undertaking of the Company or a subsidiary or subsidiary undertaking of any such holding company or parent undertaking. The expressions “subsidiary” and “holding company” shall have the meaning ascribed to them by sections 736 and 736A of the Companies Act 1985 and “parent undertaking” and “subsidiary undertaking” shall have the meanings ascribed to them by sections 258, 259 and 260 of the Companies Act 1985.

1.1.2                        “Associated Company” means any company within the Group and references to Associated Companies and Associated Company shall be construed accordingly.

1.1.3                        “Board” means  the board of directors of GFI Group Inc for the time being (including any duly appointed sub-committee of the said Board.

1.1.4                        “Commencement Date” means the date the Employee commences Employment pursuant to the terms of this Agreement as stated in Clause 3;

1.1.5                        “Employment” means the employment of the Employee by the Company pursuant to the terms of this Agreement;

1.1.6                        “Confidential Information” means all information which may be imparted in confidence or be of a confidential nature including but not limited to all information relating to the business or prospective business, current or projected plans, objectives or internal affairs of the Company or the Group, all know-how, marketing information, trade secrets, research and product development, client lists (including without limitation, the identities or clients, names, addresses, contacts and the clients’ business status or needs), sensitive employee information (including without limitation information relating to the skill, compensation and benefits of employees) unpublished information relating to the Company’s or any Group company’s Intellectual Property, and any other operational, commercial, financial or technical information relating to the business or prospective business of the Company or any Group company, or to any client, customer or potential client or customer or supplier or potential supplier, licensee, officer or employee of the Company or any Group company, or to any member or person interested in the share capital of the Company or any Group company.

1.1.7                        “Intellectual Property” includes letters, patents, trademarks, designs, utilities, models, processes, copyright including design copyrights, applications for any of the foregoing and the right to apply for them in any part of the world, discoveries, creations, inventions or improvements upon or additions to any invention, database rights, Confidential Information, know-how and research effort relating to any of the above mentioned, moral rights and any similar rights in any country, whether registered or unregistered.

1.1.8                        “Documents” means documents, disks, memory, notebooks, tapes, or any other medium, whether or not eye-readable, on which information (whether confidential or otherwise) may from time to time be referred to, written or recorded.

1.2                                 The headings and marginal headings to the clauses are for convenience only and have no legal effect.

1.3                                 Words denoting the singular include the plural and vice versa;  words denoting one gender include all genders; words denoting persons include companies, all other similar types of organisation, corporations, unincorporated associations and partnerships.

1.4                                 All references to statutory provisions or enactments shall include references to any consolidating legislation involving the provisions, enactments and regulations referred to and any amendment, modification or re-enactment of any such provision or enactment (whether on or before the date of this Agreement), to any previous enactment which has been replaced or amended, and to any regulation or order made under such provision or enactment.

2.                                      INTRODUCTION

2.1                                 This Agreement includes those particulars of your Appointment which are required to be given to you under the Employment Rights Act 1996, as amended. This Agreement is supplemented by the GFI Company Handbook (“the Handbook”) as provided at clause 17.6 below. A copy of the Handbook shall be provided to you by the Company. Should there be any inconsistency between this Agreement and the contents of the Handbook, the terms of this Agreement shall prevail.

2.2                                 You warrant and confirm that at the Commencement Date under this Agreement you will be under no legally valid and enforceable obligation to any third party which is in any way inconsistent with or which imposes any restriction against you commencing or continuing Employment with the Company.

2.3                                 You further warrant and confirm that your performance of all of the terms of this Agreement will not breach any agreement to keep in confidence any confidential information, knowledge or data acquired by you in confidence or in trust prior to your employment with the Company and that you will not disclose to the Company or induce the Company to use any confidential information or material belonging to any previous employer or others.

3.                                      APPOINTMENT

3.1                                 Your employment under this Agreement shall commence on 1 April 2004 (the “Commencement Date”), and shall continue thereafter, subject to earlier termination in accordance with clause 16, until terminated by either party giving to the other not less than 6 (six) months notice in writing.

3.2                                 The Company appoints you and you agree to serve the Company as Managing Director — GFI London & Europe or in such other capacity as may be agreed between the parties from time to time.

3.3                                 Your continuous employment with the Company commenced on 19 August 1993.

4.                                      JOB TITLE AND DUTIES

4.1                                 During the Term, in addition to your implied duty of fidelity and your duties as a director at law, you shall:

4.1.1                        devote the whole of your time and attention and the full benefit of your knowledge, expertise, skills and ability in the proper performance of your duties to the Company (unless on holiday as permitted by this Agreement or prevented by ill-health or accident);

4.1.2                        faithfully and diligently perform your duties and exercise and carry out such powers and functions consistent with them as may from time to time be assigned to or vested in you by or under the authority of the Board;

4.1.3                        obey all lawful and reasonable directions given to you by or under the authority of the Board, and save as inconsistent with the express terms of this Agreement, all applicable rules and regulations from time to time laid down by the Company concerning its employees.

4.1.4                        at all times use your best endeavours to promote and protect the interests and welfare and to maintain the goodwill of the Company and any Associated Company and to exercise all reasonable endeavours to prevent there being done anything that is or may be prejudicial or detrimental to the Company or any Associated Company;

4.1.5                        keep the Board promptly and fully informed (in writing if so requested) of your  conduct of the business or affairs of the Company and/or any Associated Company and provide such explanations in respect of all matters as the Board may reasonably require;

4.1.6                        not at any time make any untrue or misleading statement relating to the Company or any Associated Company or omit to bring to the Board’s attention any matter relevant to or that in any material way may affect the business or commercial operation of the Company or any Associated

Company. Further, you shall promptly disclose to the Board any information which comes into your possession or attention which affects adversely or may affect adversely the Company or any Associated Company or the business of the Company or any Associated Company. Such information shall include but not be limited to the plans of any employee (other than you) to leave the Company or any Associated Company (whether alone or in concert with other employees) the plans of any employee (other than you) (whether alone or in concert with other employees), to join a competitor or to establish a business in competition with the Company or any Associated Company, any steps taken by an employee other than you to implement either of such plans or the misuse by any employee of any Confidential Information belonging to the Company or any Associated Company.

4.2                                 For the avoidance of doubt, you shall, if reasonably required by the Board, and in addition to the duties you carry out for the Company, carry out duties for and/or act in a capacity as an employee for any Associated Company wherever situated and without further fees or remuneration. Any duties that you may have under this Agreement will be deemed to extend to such Associated Company. For the avoidance of doubt, the Company shall not be entitled to require you to cease to carry out your duties as Managing Director — GFI — London and Europe for the Company without your prior consent.

4.3                                 You agree that you will not offer to any third party or accept from any other party any benefit whether financial or in kind (other than your proper remuneration from the Company) and you further agree that you will not accept or offer gifts or hospitality other than by way of a token nature from any person or business with whom you are involved on the Company’s or Associated Company’s business.

4.4                                 Your job description may following consultation with you from time to time be amended by the Company and in addition to the duties set out above, you may from time to time be required following consultation with you by the Board to undertake additional or other duties, consistent with your status and seniority and your appointment under Clause 3.2, as necessary to meet the needs of the business of the Company, and any Associated Company.

4.5                                 You shall not publish any literature, deliver any lecture or make any communication to the Press, broadcasting or other media relating to the business of the Group without the approval of the Board but should such prior approval be granted copyright in any such publication or lecture notes will belong absolutely to the Company.

4.6                                 Unless you have obtained the prior written consent of the Board, you shall not during your Employment by the Company carry on or be concerned, engaged, or interested, directly or indirectly (whether as principal, shareholder, partner, employee, officer, agent or otherwise), in any trade, business, or occupation, other than that of the Company or any Associated Company, and shall not engage in any other activity which the Company reasonably considers may impair your ability to perform your duties under this Agreement, save that you may hold an interest in any units of any authorised unit trust and an interest of not more than 3% in any class of shares or other securities of any company which are traded on a recognised investment exchange ..

4.7                                 The prior written consent of the Board may be given subject to such terms and conditions as the Board shall decide (each of which shall be considered to be a term of this Agreement), and the Board shall have the right to reconsider the consent or the terms thereof if from time to time it considers that it is in the interests of the Company to do so.

5.                                      CONDUCT

5.1                                 As Managing Director — GFI London & Europe, you are an ambassador of the Company and the Group and all Associated Companies whilst on Company business you will conduct yourself in a professional and ethical fashion and in a manner that will credit the Company and any Associated Company’s business and reputation.

6.                                      PLACE AND HOURS OF WORK

6.1                                 Your normal place of work will be at the Company’s offices at GFI House, 9 Hewett Street, London EC2A 3RP or such other location as the Company may from time to time reasonably require within Greater London.

6.2                                 In addition you agree to travel and work overseas, staying away for periods of up to several weeks duration, upon reasonable notice. If you are required to work outside the United Kingdom for a period exceeding one month, you will be notified in advance of any additional terms affecting you Employment.

6.3                                 Your normal hours of work are not fixed, but are the usual working hours of the Company and such additional hours as may be necessary for the proper performance of your duties. You will not be entitled to any further remuneration for such additional hours worked.

6.4                                 To the extent that the provisions of the Working Time Regulations 1998 apply to your Employment, you agree to work longer than a 48 hour week on average if required, and that you shall not withdraw such agreement without providing the Company with three months’ written notice of such withdrawal.

7.                                      REMUNERATION

7.1                                 During your Employment, subject to you complying with your obligations and duties under this Agreement, the Company shall pay you a basic salary of £200,000 per annum (the Salary”) which shall accrue from day-to-day and be payable by bank credit transfer in equal monthly instalments in accordance with the Company’s standard payroll practices from time to time. The Salary shall be deemed to include any fees receivable by you as a Director of the Company, any Associated Company or of any other company or unincorporated body in which you hold office as nominee

7.2                                 In addition to the payments and benefits pursuant to clause 7.1 above you may also be eligible to receive a discretionary bonus. The payment of and the amount of any such discretionary bonus shall be at the absolute discretion of the Board.  To be eligible to receive such a bonus you must be employed by the Company at the date of payment and not yourself have given notice of termination of employment or be in fundamental breach of contract.

7.3                                 Upon termination of your Employment, the Company reserves the right to deduct from any sums payable to you any monies which are owed by you to the Company or to any Associated Company.

8.                                      OTHER BENEFITS

8.1                                 Upon commencement of your Employment, you will be entitled to participate in such medical and permanent disability insurance schemes as the Company may from time to time operate, subject to the rules of the schemes, details of which are available from the Human Resources Department.

8.2                                 Upon commencement of your Employment hereunder, you will be entitled to life assurance benefits in accordance with the Company’s death in service plan applicable to you from time to time, which plan will provide for at least four times the Salary as provided for in clause 7.1 herein, as amended from time to time.

8.3                                 The Company runs a defined contribution pension scheme for employees. You will be eligible to join the Company’s defined contribution pension scheme and the Company will contribute a maximum of 5% of your annual salary, as provided for in sub-clause 4.1 herein (or as may be amended from time to time), subject to the Inland Revenue Earnings cap, and to a matching employee contribution.

9.                                      EXPENSES

9.1                                 You are entitled to be reimbursed for all reasonable documented out of pocket expenses, wholly, exclusively and necessarily incurred by you in the performance of your duties (including entertainment and travelling expenses) in accordance with the Company’s standard policy from time to time in respect of such expenses.

10.                               HOLIDAY

10.1                           The Company’s holiday year runs from 1 January to 31 December.

10.2                           In addition to UK public and bank holidays, you are entitled to 25 days’ paid holiday in each holiday year to be taken at such time or times as may be agreed with the Board. You are not permitted, without the prior written consent of the Board, to carry forward any unused part of your holiday entitlement to a subsequent holiday year and any such unused holiday will be forfeited without payment in lieu.

10.3                           If your Employment commences or terminates part way through the holiday year, your entitlement to holidays during that year will be assessed on a pro rata basis. Holiday shall accrue at the rate of 2.08 days per calendar month of Employment.

10.4                           Upon termination of your Employment for whatever reason, you shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company (or the Company shall be entitled to make a deduction from your remuneration and by executing this Agreement you consent to any such deduction) any salary received for holiday taken in excess of your actual entitlement. The basis for payment and repayment shall be 1/265 of your Salary for each day’s holiday not taken, or taken in excess of the accrued entitlement.

10.5                           The Company reserves the right to direct the timing of up to five days’ holiday each year. Full details of this will be advised to you in advance if appropriate. Requests for all other holiday days should, if appropriate, be submitted to the Board as far in advance as possible.

11.                               SICKNESS

11.1                           If you are absent from the office because of illness, injury or other circumstances, you shall notify the Company of the reason for your absence no later than 10.00am on the first day of such absence, giving a full explanation of the reasons for your absence. If for any reason you are unable to make personal contact with the Company, you should ensure that somebody contacts the Company on your behalf.

11.2                           If you return to work following such a period of absence of seven days or less, you must complete a self-certification form before midday on the first day back at work which will be retained in the Company’s records. If you are absent for more than seven consecutive days, you shall provide a medical practitioner’s certificate on the eighth day and weekly thereafter so that your whole period of absence is certified by such certificates.

11.3                           Upon completion of six months continuous Employment with the Company if you are absent due to sickness or injury duly certified in accordance with the provisions of this clause 11 at the discretion of the Company you shall be entitled to be paid your full salary for up to two months absence and thereafter half of your full salary for a further two months in any sick pay year which runs from 1st January to 31st December. Any further entitlement shall be to statutory sick pay only. Any remuneration paid during such absence shall be inclusive of any statutory sick pay to which you are entitled and any social security sickness benefit or other benefits recoverable by you (whether or not recovered) may be deducted there from.

11.4                           You agree that you will at the expense of the Company and if directed to do so at any time undergo a medical examination by a medical practitioner nominated by the Company and that the Company shall be entitled to be supplied with and retain a copy of any medical report, diagnosis or prognosis made or produced in relation to any such medical examination and to discuss the same with the practitioner who produced such report, diagnosis or prognosis.

11.5                           The Company reserves the right to cease payment of any Salary or statutory sick pay during any period of sickness absence where you fail to notify the Company of your absence on the first day of such absence or if you fail to comply with any of the  certification provisions above.

11.6                           If you are absent from work by reason of injury sustained wholly or partly as a result of actionable negligence, nuisance or breach of any statutory duty on the part of any third party other than any Associated Company of the Company, the Company in its discretion may require you to take all reasonable steps to recover compensation including repayment of all sums paid to you by the Company under this clause in respect of such absence. Any such sum shall be repaid by you when and to the extent that you recover compensation for loss of earnings from that third party by action or otherwise less any reasonable costs incurred in recovering any such compensation.

11.7                           The Company reserves the right to terminate your employment without notice or payment in lieu of notice if you are absent from work due to sickness or injury for a period of 26 consecutive weeks or 150 days in any sick pay year provided that doing so would not prejudice any entitlement you may have to benefit under a permanent disability scheme operated by the Company.

12.                               CONFIDENTIAL INFORMATION

12.1                           During your Employment, and subsequently without limit of time you may not, except in the proper course of your duties as an employee of the Company or thereafter, divulge to any person, firm, company or organisation whatsoever, and shall use your best endeavours to prevent the unauthorised publication or disclosure of, any Confidential Information concerning the organisation, business, clients, suppliers or finances of the Company (or any Associated Company) or any of its dealings, transactions or affairs which may come to your knowledge during or in the course of your employment and you shall keep with complete secrecy all Confidential Information entrusted to you and shall not use or attempt to use any such Confidential Information in any manner which may injure or cause loss either directly or indirectly to the Company (or any Associated Company) or its business or its clients or may be likely to do so. For the avoidance of doubt, this provision shall not apply to information or knowledge which has become public other than by unauthorised disclosure or prevent you following termination of this agreement from using your acquired knowledge and experience.

12.2                           You shall not during the continuance of this Agreement make or copy otherwise than for the benefit of the Company (or if you have the prior written authority of the Board for the benefit of any Associated Company) any data held on computer disks or tapes or otherwise, notes, memoranda or other Documents of any nature on any media relating to any matter within the scope of the business of the Company (or any Associated Company) or concerning any of its dealings or affairs with clients or whatsoever nor shall you either during the continuance of this Agreement or afterwards use or permit to be used any such data, computer disks or tapes, notes, memoranda or Documents otherwise than for the benefit of the Company (or if you have the prior written authority of the Board for the benefit of any Associated Company), it being the intention agreed by the parties to this Agreement that all such computer data, notes, memoranda or Documents made or copied by you are the property of the Company and shall be left at the Company’s premises where you have been working upon the termination of your Employment.

12.3                           After the termination of your Employment, you shall not at any time or for any purpose use the name of the Company (or any Associated Company) in connection with your own business or the business of another or any other name in any way calculated or likely to suggest that you are or have been connected with the Company’s (or any Associated Company’s) business nor shall you use any information which you may have acquired in the course of or as incident to your employment concerning the Company (or any Associated Company), its business or affairs or any customer or client of the Company (or any Associated Company) for your own benefit or to the detriment or intended or probable detriment of the Company (or any Associated Company) SAVE THAT this restraint shall not prohibit you from disclosing the name of the Company (or any Associated Company) on a bona fide curriculum vitae.

12.4                           You acknowledge and agree that the obligations of confidentiality contained in this clause 12 shall extend to Confidential Information belonging to clients/customers of the Company (or any Associated Company) or suppliers to the Company (or any Associated Company) or other third parties who may have disclosed or entrusted the same to the Company (or any Associated Company) or to you in the course of the Company’s (or any Associated Company’s) business.

13.                               POST-TERMINATION PROTECTIVE COVENANTS

13.1                           You acknowledge that your skills and position as a senior executive of the Company are unique and difficult to replace without substantial loss to the Company, that you are being highly compensated for your unique and special skills and that the Company has invested and will continue to invest significant resources to develop your skills and to encourage and assist you to develop, expand and maintain important relationships with customers and other business relationships on behalf of the Company and the Group.  You further acknowledge that during the course of your Employment you will, among other things be privy to Confidential Information. Accordingly, you hereby covenant and agree that:

a)                                      During your employment, and

b)                                    At the Company’s option, exercisable no later than 7 (seven) days after the date of termination of your employment, provided always that the Company shall continue to pay to you an amount equivalent to your pre-termination salary and pension contributions plus the average of the Bonus paid to you in respect of the previous two years of your employment appropriately apportioned.You shall not for a period of up to 3 (three) months after the termination of your Employment, either on your own or for any other person, concern, undertaking firm or corporate body, directly or indirectly, without the Board’s prior written consent:

13.1.1                  interfere with or entice, solicit or induce or endeavour to interfere with or entice, solicit or induce away from the Company or any Associated Company, any person who at the date of termination of your Employment or at any time during the 12 (twelve) month period immediately prior to such termination, is or was a Relevant Employee employed by the Company or any Associated Company, and with whom you have had material dealings in the performance of your duties at any time during the 12 (twelve) month period immediately prior to the termination of your Employment.

13.1.2                  work in the business of any person who was, during the 12 (twelve) months prior to the date of termination of your Employment, a Relevant Employee employed by the Company or any Associated Company and with whom you had material dealings during the course of your Employment, provided always that this restriction shall not prevent you from working in a business which relates solely or exclusively to services of a kind or nature with which you shall not have been concerned at all during the 12 (twelve) month period immediately prior to the termination of your Employment;

13.1.3                  in relation to any business supplying services which are either the same, or similar to, or in competition with those which you shall have supplied on behalf of the Company or any Associated Company at any time during the 12 (twelve) month period immediately prior to the termination of your Employment, interfere with or entice, solicit or induce or endeavour to interfere with or entice, solicit or induce away from the Company any client or customer or prospective client or customer of the Company or of any Associated Company, with whom you shall have had material dealings during the performance of your duties at any time during the 12 (twelve) month period immediately prior to the termination of your Employment;

13.1.4                  in relation to any business supplying services which are either the same, or similar to, or in competition with those which you shall have supplied on behalf of the Company or any Associated Company at any time during the 12 (twelve) month period immediately prior to the termination of your Employment, interfere with, deal with or accept the custom of any client or customer or prospective client or customer of the Company or of any Associated Company, with whom you shall have had material dealings during the performance of your duties at any time during the 12 (twelve) month period immediately prior to the termination of your Employment.

13.2                           For the purposes of this Agreement, “Relevant Employee” shall mean any employee of the Company or any Associated Company who is either :

13.2.1 a broker of more than 2 (two) years experience;

13.2.2 and / or paid a basic salary of £40,000 or more;

13.2.3 and /or a Desk Head;

13.2.4 and / or a Manager;

13.2.5 and / or a Director; and / or

13.2.6 any individual involved in Senior Management.

13.3                           For the purposes of this Agreement, Senior Management shall mean any person who is paid £50,000 per annum or more and who is either a Director and / or whose responsibilities include the management and supervision of others, including but not limited to back office settlement, technology, marketing, accounting or administrative managers of more than two years experience and broking desk managers.

13.4                           You agree that the restrictions contained in this clause 13 are considered reasonable, but in the event that any such restriction shall be found to be void but would be valid if some part or parts were deleted, or the period or periods reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

13.5                           You further agree that each of the restrictions contained in this clause 13 is an entirely separate, severable and independent restriction on you.

13.6                           Should the Company exercise its entitlement pursuant to the provisions of clause 16.5 herein to place you on Garden Leave during all or any part of your notice period, the period of the restrictions set out in 13.1 shall be reduced by such period or periods as the Company has elected to place you on Garden Leave.

13.7                           You agree that if the Company transfers all or part of its business to a third party (“the Transferee”), the restrictions contained in this clause 13 shall, with effect from the date of your becoming an employee of the Transferee, apply to you as if references to the Company included the Transferee and references to any Associated Company are construed accordingly and as if references to customers or clients or suppliers are of the Company and/or the Transferee and their respective Associated Companies.

13.8                           You agree that you will show a copy of this Agreement including these Post Termination Protective Covenants to any future employer immediately upon any offer or assurance of employment being made (whether orally or in writing) where you are to commence employment with such employer before the expiration of 3 ( three) months following the termination of the Employee’s Employment under this Agreement.

13.9                           The Company reserves the right to send any prospective employer a copy of this Agreement to put such prospective employer on notice that you are subject to the Post Termination Protective Covenants set out above.

13.10                     If, during your Employment with the Company, you receive any offer or assurance of employment from a third party, whether oral or in writing, you agree that you will disclose the fact of that offer or assurance to the Board immediately after it is made and/or received.

13.11                     You confirm and agree that you have had sufficient time to consider and have received independent legal advice in respect of the effect of and potential liability attaching to the Post Termination Protective Covenants and obligations contained in this Clause 13.

14.                               INTELLECTUAL PROPERTY

14.1                           You acknowledge and agree that the Intellectual Property (subject to the provisions of Section 39 Patents Act 1977) discovered, developed, created or produced by you alone or with others (except only those originated, conceived, written or made by you wholly outside your normal working hours which are wholly unconnected with your Employment) shall be the absolute property of the Company and until such rights are fully and absolutely vested in the Company, you shall hold them in trust for the Company absolutely.

14.2                           You shall immediately disclose to the Board any Intellectual Property discovered, developed, created or produced by you alone or with others to enable the Company to ascertain whether it was discovered, developed or produced wholly outside your normal working hours and was wholly unconnected with your Employment.

14.3                           You hereby assign to the Company by way of future assignment for the full terms thereof throughout the world all Intellectual Property originated, conceived, written or made by you (except only those works originated, conceived, written or made by you wholly outside your normal working hours which are wholly unconnected with your Employment) during your Employment by the Company.

14.4                           You agree at the request of the Company (and notwithstanding the termination of your Employment, however arising) to sign and execute all such documents and do all such acts as the Company may reasonably require:-

14.4.1                  to apply for and obtain in the sole name of the Company alone (unless the Company otherwise directs) patent, registered design, or other protection of any nature whatsoever in respect of the Intellectual Property in any country throughout the world and, when so obtained, to renew and maintain the same;

14.4.2                  to resist any objection or opposition to obtaining, and any petitions or applications or revocation of, any such patent, registered design or other protection; and

14.4.3                  to bring proceedings for infringement of any such patent, registered design or other protection.

14.5                           For the avoidance of doubt, the Company will pay all reasonable expenses incurred by you in discharging your obligations under this Clause 14. You agree that you will not be entitled to any other remuneration in respect of these obligations.

14.6                           You hereby irrevocably appoint the Company to be your attorney to execute any such deeds and documents, to take such action and to generally to use your name to enable the Company (or its nominee) to enjoy the full benefit of any rights granted to it by this clause. A certificate in writing signed by a Director or the Secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

14.7                           If notwithstanding the provisions of this clause the Intellectual Property is not the property of the Company the Company shall subject to the provisions of the Patents Act 1977 have the right to acquire for itself or its nominee your rights in the Intellectual Property within three months after disclosure pursuant to this clause 14 on fair and reasonable terms to be agreed or settled by a single arbitrator appointed by the Parties or in absence of agreement between them the president for the time being of the Law Society.

14.8                           The Company shall decide, in its sole discretion, whether and when to apply for patent, registered design or other protection in respect of the Intellectual Property and reserves the right to work any of the Intellectual Property as a secret process in which event you should observe the obligations relating to Confidential Information which are contained in Clause 12 of this Agreement.

14.9                           You recognise the Company’s need to be able to deal without fetter any Intellectual Property in the creation of which you may have been involved as a result of your employment and you hereby irrevocably waive all moral rights as defined in Chapter IV of Part I Copyright Designs and Patents Act 1988 in which copyright or design right is vested in the Company whether by this Clause 14 or otherwise.

14.10                     The rights and obligations under this clause shall continue in force after termination of this Agreement in respect of Intellectual Property made during your Employment under this Agreement and shall be binding on your representatives.

15.                               RETURN OF COMPANY PROPERTY

15.1                           At any time at the request of the Company and in any event upon termination of your Employment you (or if you shall be dead, of unsound mind or bankrupt, your personal representatives or such other persons as shall be appointed to administer your estate or affairs) shall immediately deliver up to the Company all property in your possession, custody or under your control, belonging to the Company or any Associated Company including but not limited to keys, security and computer passes, computer hardware, facsimile machines and all documents and other records (whether on paper, magnetic tape, CD Rom or any other kind of computer disk, or in any other form and including correspondence, lists of clients or customers, notes, memoranda, software, plans, drawings and other Documents and records of whatsoever nature and all copies thereof) made or compiled or acquired by you during your Employment with the Company and concerning the business, finances or affairs of the Company or any Associated Company including, for the avoidance of doubt, the business, finances or affairs of the clients/customers of the Company or any Associated Company.

16.                               SUSPENSION AND TERMINATION

16.1                           Notwithstanding the provisions of clause 3.1 of this Agreement, the Company may by written notice terminate your Employment summarily without notice at any time if you commit an act or acts of gross misconduct or in circumstances where the Company is entitled to do so at law, including but without limitation:

16.1.1                  your substantial and continuing failure to render services in accordance with your assigned duties;

16.1.2                  conviction for an indictable offence or for any offence which results in a sentence of imprisonment being passed whether immediate or suspended;

16.1.3                  negligence, dishonesty, breach of fiduciary duty or material breach of the terms of this Agreement;

16.1.4                  your inability to meet or comply with the regulations set by any regulatory bodies or should you fail any regulatory requirements which render you unable to perform your duties for the Company;

16.1.5                  being guilty of conduct or permitting or suffering events tending in the reasonable opinion of the Board to bring you, the Company, or any Associated Company into disrepute;

16.1.6                  becoming prevented by any applicable law or regulation, including being disqualified as a Director by any competent authority, from continuing as a Director of the Company or any Associated Company or performing any of your duties under this Agreement;

16.1.7                  becoming unable to pay your debts for the purposes of Section 268 of the Insolvency Act 1986, or claiming the benefit of any Act for the time being in force for the relief of insolvent debtors, or having proposed or made any arrangements or composition with your creditors;

16.1.8                  becoming of unsound mind or a patient as defined in either Section 112 or Section 145 of the Mental Health Act 1983, or being admitted to a hospital in pursuance of an application made under Part 11 of that Act;

16.1.9                  in the reasonable opinion of the Company you are incompetent in the performance of your duties;

16.1.10            you are found liable, following a full investigation by the Company, of any serious act of discrimination prohibited by law, whether such act or acts results in legal proceedings being brought against the Company (or any Associated Company) or not.

16.2                           Any delay by the Company in exercising any right to termination shall not constitute a waiver of such right.

16.3                           If your Appointment shall be terminated (by operation of law or otherwise) on or in connection with the sale of the whole or a substantial part of the business or undertaking of the Company or on or in connection with the sale by the Company of any Associated Company or on or by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation (whether or not by reason of insolvency) and you shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions no less favourable than the terms of this Agreement (apart from the identity of the Company) then you shall have no claim against the Company in respect of the termination of your Employment hereunder.

16.4                           Once notice to terminate your Employment has been given either by either party or if you seek to terminate your Employment under this Agreement in breach of contract the Company shall be under no obligation to vest in or assign you any powers or duties or to provide any work for you and may exclude you from the premises of the Company and any Associated Company provided always that salary plus the average of the Bonus paid to you in respect of the previous two years of your employment appropriately apportioned and all other contractual benefits, do not cease to be payable or provided by reason only of the Company exercising its rights pursuant to this clause (“Garden Leave”). This clause shall not affect the general right of the Company to suspend you for good cause nor shall it affect the rights and obligations of the parties accrued prior to the service of such notice.

16.5                           Once notice to terminate your Employment has been given either by either party or if you seek to terminate your Employment under this Agreement in breach of contract the Company may require you to resign from any directorship or other office that you hold with the Company or any Associated Company and upon being so required you shall be deemed simultaneously to submit your resignation and shall have no claim or right of action against the Company or any Associated Company for compensation, damages or otherwise in respect of such resignation save that this provision shall not otherwise prejudice any of your rights in respect of the termination of this Agreement or of your Employment.

17.                               MISCELLANEOUS PROVISIONS

17.1                           You warrant and confirm that you have not entered into any agreement, arrangement or understanding, whether written or oral, with any supplier, contractor, subcontractor or customer, relating to the business of the Company or any Associated Company.

17.2                           The expiration or termination of this Agreement shall not operate to affect such of  the provisions of this Agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the Parties.

17.3                           The validity, construction and performance of this Agreement shall be governed by English law. All disputes claims or proceedings between the Parties relating to the validity, construction or performance of this Agreement shall be subject to the exclusive jurisdiction of the High Court of Justice in England and Wales to which the Parties irrevocably submit.

17.4                           Any notice to be given by a Party under this Agreement must be in writing and must be given by delivery at or by sending first class post or other faster postal service, or telex, facsimile transmission or other means of telecommunication in permanent written form (provided the addressee has his own facilities for receiving such transmissions) to the last known postal address or relevant telecommunications number of the other Party. Where notice is given by sending in a prescribed manner it shall be deemed to have been received at the time at which the letter was delivered personally or transmitted or if sent by post, 48 hours after posting. To prove the giving of a notice it shall be sufficient to show it was despatched.

17.5                           The terms contained in this Agreement are such terms contained in the Handbook which are stated to have contractual force embody the entire agreement between the Parties in relation to your Employment and all other agreements or arrangements, whether written or oral, express or implied, between the Parties relating to your services save as referred to in this Agreement shall be deemed to have been cancelled and longer in effect.

17.6                           A contracting-out certificate pursuant to the Pension Schemes Act 1993 is not in force.

IN WITNESS whereof you have signed as a deed and the Company has signed the date and year first before written.

SIGNED by Ronald Daniel Levi                           )
in the presence of                                                    )

SIGNED by  Sheena Griffiths                                )
for and on behalf of                                                 )
GFI Holdings Limited